As filed with the Securities and Exchange Commission on May 11, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0622967
(State of Incorporation)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(Address of Principal Executive Offices)

M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors

(Full Title of the Plans)

Joseph H. Fretz, Esq.

Secretary and Corporate Counsel

M.D.C. Holdings, Inc.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(303) 773-1100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Garth B. Jensen, Esq.

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, CO 80203

(303) 861-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value, issuable under the 2011 Equity Incentive Plan	1,600,000 shares	$27.86	$44,576,000	$5,175.27
Common Stock, $0.01 par value, issuable under the 2011 Stock Option Plan for Non-Employee Directors	1,000,000 shares	$27.86	$27,860,000	$3,234.55
Total	2,600,000 shares		$72,463,000	$8,409.82

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	The offering price of $27.86 per share is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on May 5, 2011, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by M.D.C. Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 11, 2011;

b.	The Company’s Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 2011, filed on May 10, 2011;

c.	The Company’s Current Reports on Form 8-K filed on January 3, 2011, January 20, 2011, January 27, 2011, April 20, 2011 and April 29, 2011; and

d.	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3 filed with the Commission on July 12, 2004 (File No. 333-117319), as amended by Forms S-3/A filed with the Commission on August 18, 2004, September 1, 2004 and September 7, 2004.

All reports and other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The opinion as to the legality of the securities being registered of Joseph H. Fretz, Esq., who is employed full time by the Registrant as Secretary and Corporate Counsel, is filed as an exhibit to this Registration Statement. Mr. Fretz is eligible to participate in the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan and may receive awards under that plan.

Item 6. Indemnification of Directors and Officers

The By-Laws and Certificate of Incorporation of the Company provide for indemnification of the officers and directors of the Company to the fullest extent permitted by applicable law.

Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Additionally, the Company’s Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

The above discussion of the Company’s Certificate of Incorporation, Bylaws and the Delaware General Corporation Law is only a summary and is qualified in its entirety by the full texts of the foregoing.

The Company also has entered into separate indemnification agreements with its directors and officers, which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require the Company, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements may also require the Company to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to provide for their coverage under directors’ and officers’ insurance policies, if such policies are maintained by the Company.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended.(1)

4.2	Bylaws of the Company.(2)

4.3	Amendment to the Bylaws of the Company effective as of March 20, 1987.(3)

5.1	Opinion of Joseph H. Fretz, Esq.*

10.1	M.D.C. Holdings, Inc. 2011 Equity Incentive Plan.(4)

10.2	M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors.(5)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Joseph H. Fretz, Esq. (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

*	Filed herewith.
(1)	Incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed May 10, 2006.
(2)	Incorporated herein by reference from Exhibit 3.2(b) to the Company’s Quarterly Report on Form 10-Q dated June 30, 1987.

(3)	Incorporated herein by reference from Exhibit 3.2(a) to the Company’s Quarterly Report on Form 10-Q dated June 30, 1987.
(4)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 29, 2011.
(5)	Incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 29, 2011.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 11th day of May, 2011.

M.D.C. HOLDINGS, INC.

By:	/s/ Michael Touff
Michael Touff
Senior Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Larry A. Mizel, Vilia Valentine, Michael Touff and Joseph H. Fretz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry A. Mizel	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 11, 2011
Larry A. Mizel

/s/ Vilia Valentine	Vice President, Controller and Chief Accounting Officer (Principal Financial and Accounting Officer)	May 11, 2011
Vilia Valentine

/s/ David D. Mandarich	President, Chief Operating Officer and a Director	May 11, 2011
David D. Mandarich

/s/ Michael A. Berman	Director	May 6, 2011
Michael A. Berman

/s/ David E. Blackford	Director	May 4, 2011
David E. Blackford

/s/ Steven J. Borick	Director	May 4, 2011
Steven J. Borick

Signature	Title	Date

/s/ Herbert T. Buchwald	Director	May 11, 2011
Herbert T. Buchwald

/s/ William B. Kemper	Director	May 4, 2011
William B. Kemper

/s/ David Siegel	Director	May 11, 2011
David Siegel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended.(1)

4.2	Bylaws of the Company.(2)

4.3	Amendment to the Bylaws of the Company effective as of March 20, 1987.(3)

5.1	Opinion of Joseph H. Fretz, Esq.*

10.1	M.D.C. Holdings, Inc. 2011 Equity Incentive Plan.(4)

10.2	M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors.(5)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Joseph H. Fretz, Esq. (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

*	Filed herewith.
(1)	Incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed May 10, 2006.
(2)	Incorporated herein by reference from Exhibit 3.2(b) to the Company’s Quarterly Report on Form 10-Q dated June 30, 1987.
(3)	Incorporated herein by reference from Exhibit 3.2(a) to the Company’s Quarterly Report on Form 10-Q dated June 30, 1987.
(4)	Incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 29, 2011.
(5)	Incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 29, 2011.